Exhibit 99.1
For Immediate Release
Contacts:
Investor Relations: Gregg Kvochak, (310) 556-8550
For Media: Mike Distefano, (310) 843-4199
Korn/Ferry International Announces Second Quarter Fiscal 2010 Results of Operations
Highlights
•	Second quarter fiscal 2010 fee revenue was $140.1 million, an increase of 20% from Q1 FY’10 and a 26% decline from Q2 FY’09.

•	Excluding a $2.8 million net restructuring charge recorded in the period, Q2 FY’10 diluted earnings per share was $0.09. Second quarter fiscal 2010 diluted earnings per share was $0.06 compared to diluted earnings per share of $0.30 in Q2 FY’09.

•	Cash and marketable securities were $261.2 million at October 31, 2009.
Los Angeles, CA, December 8, 2009 — Korn/Ferry International (NYSE: KFY), a premier global provider of talent management solutions, announced second quarter fiscal 2010 diluted earnings per share of $0.09 (excluding a $2.8 million restructuring charge, net of recoveries) compared to diluted earnings per share of $0.30 in Q2 FY’09. Diluted earnings per share was $0.06 including the restructuring charge in Q2 FY’10.
“We are pleased with the sequential increase in fee revenue of 20%, which is double the industry growth rate, during the quarter,” said Gary Burnison, Chief Executive Officer. “Although companies continue to maintain lean workforces and the ramp-up for organizational expansion appears long and gradual, the strength of our brand, our systematic approach to client development and service and the caliber of consultants continues to enable us to take market share. Furthermore, we have derived significant benefit from our differentiated model as well as cost reduction initiatives, resulting in an extremely well fortified balance sheet including $261 million in cash and marketable securities.”

Financial Results
(dollars in millions, except per share amounts)

	Second Quarter		Year to Date
	FY’10	FY’09	FY’10	FY’09
Fee revenue	$140.1	$189.3	$256.9	$395.0
Total revenue	$146.5	$199.7	$269.8	$417.2
Operating income (loss)	$2.3	$21.5	$(22.7)	$45.2
Operating margin	1.6%	11.4%	(8.8)%	11.5%
Net income (loss)	$2.8	$13.6	$(11.5)	$29.5
Basic earnings (loss) per share	$0.06	$0.31	$(0.26)	$0.68
Diluted earnings (loss) per share	$0.06	$0.30	$(0.26)	$0.66

	Second	Year to
	Quarter	Date
Adjusted Results (a):	FY’10	FY’10
Operating income (loss)	$5.0	$(1.8)
Operating margin	3.6%	(0.7)%
Net income	$4.3	$2.0
Basic earnings per share	$0.10	$0.05
Diluted earnings per share	$0.09	$0.04

(a)	Adjusted results are non-GAAP financial measures that exclude restructuring charges (net of recoveries) of $2.8 million and $21.0 million during the three and six months ended October 31, 2009, respectively (see attached reconciliations). No restructuring costs were incurred during the three and six months ended October 31, 2008.
Fee revenue was $140.1 million in Q2 FY’10 compared to $189.3 million in Q2 FY’09, a decrease of 24.6% on a constant currency basis (a decrease of 26.0% including the impact of exchange rates), which reflects the continuing impact of the global economic crisis. During the same period, the number of engagements opened declined 13.9% and the average fee billed per engagement decreased by 1.2% (an increase of 0.9% excluding the impact of exchange rates). Although Q2 FY’10 fee revenue declined in comparison to Q2 FY’09, the global economy continued to show modest signs of improvement during the current quarter and the Company experienced a 20.0% increase in fee revenue compared to Q1 FY’10, primarily due to a 16.1% increase in the number of engagements opened compared to Q1 FY’10.
Compensation and benefits were $102.1 million in Q2 FY’10, a decrease of $27.6 million, or 21.3%, compared to $129.7 million in Q2 FY’09. This decrease is attributable mainly to a reduction in worldwide headcount and a reduction in the variable component of compensation, which is largely due to lower fee revenue and operating results. Changes in exchange rates impacted compensation and benefits in Q2 FY’10 favorably by $1.9 million from Q2 FY’09.
General and administrative expenses were $27.2 million in Q2 FY’10, a decrease of $5.1 million, or 15.8% from $32.3 million in Q2 FY’09. This decrease is attributable to the Company’s cost control initiatives. Changes in exchange rates impacted general and administrative expenses in Q2 FY’10 favorably by $0.4 million from Q2 FY’09.
During the quarter, the Company reorganized its go-to-market and operating structure in Europe, Middle East and Africa (“EMEA”) region, and as a result incurred restructuring charges in Q2 FY’10 of $7.6 million to reduce the combined work force. This restructuring expense was partially offset by $4.8 million of recoveries from previous restructuring charges resulting in net restructuring costs of $2.8 million in Q2 FY’10.

Excluding the previously mentioned restructuring costs of $2.8 million (net of recoveries), operating income was $5.0 million in Q2 FY’10. Including the restructuring charge, the Company recorded operating income of $2.3 million in Q2 FY’10 compared to operating income of $21.5 million in Q2 FY’09, a decrease of $19.2 million.
Balance Sheet and Liquidity
Cash and marketable securities were $261.2 million at October 31, 2009 compared to $265.9 million at July 31, 2009 and $330.3 million at April 30, 2009. Cash and marketable securities, include $66.4 million, $65.3 million and $60.8 million, held in trust for deferred compensation plans, at October 31, 2009, July 31, 2009 and April 30, 2009, respectively. Cash and marketable securities decreased by $69.1 million in Q2 FY’10 from Q4 FY’09, mainly due to the payment of annual bonuses in Q1 FY’10.
Results by Segment
Selected Executive Recruitment Data
(dollars in millions)

	Second Quarter		Year to Date
	FY’10	FY’09	FY’10	FY’09
Fee revenue	$123.3	$160.2	$224.6	$334.8
Total revenue	$128.3	$167.8	$234.9	$350.7
Operating income (loss)	$9.7	$26.6	$(3.4)	$58.3
Operating margin	7.8%	16.6%	(1.5)%	17.4%
Ending number of consultants	497	535	497	535
Average number of consultants	499	536	486	529
New engagements (a)	1,578	1,669	2,896	3,589

	Second	Year to
	Quarter	Date
Adjusted Results (b):	FY’10	FY’10
Operating income	$14.9	$20.0
Operating margin	12.1%	8.9%

(a)	Represents new engagements opened in the respective period.

(b)	Adjusted results are non-GAAP financial measures that exclude restructuring charges (net of recoveries) of $5.3 million and $23.4 million during the three and six months ended October 31, 2009, respectively (see attached reconciliations). No restructuring costs were incurred during the three and six months ended October 31, 2008.
Fee revenue was $123.3 million in Q2 FY’10, a decrease of $36.9 million, or 21.5% on a constant currency basis from $160.2 million in Q2 FY’09 (a decrease of 23.0% including the impact of exchange rates). Fee revenue decreased in all regions due to a 20.7% decrease in the overall number of engagements billed and a decrease of 2.8% in the average fee per engagement billed (a decrease of 0.9% excluding the impact of exchange rates).
Operating income in Q2 FY’10 was $14.9 million, excluding restructuring costs of $5.3 million. Executive recruitment recorded operating income of $9.7 million in Q2 FY’10 including restructuring costs compared to operating income of $26.6 in Q2 FY’09, or a decrease of $16.9 million from the prior year.
The total number of consultants at October 31, 2009 was 497, a decrease of 38 from October 31, 2008.

Selected Futurestep Data
(dollars in millions)

	Second Quarter		Year to Date
	FY’10	FY’09	FY’10	FY’09
Fee revenue	$16.8	$29.1	$32.3	$60.3
Total revenue	$18.2	$31.9	$34.9	$66.5
Operating income	$2.6	$1.2	$1.8	$4.1
Operating margin	15.5%	4.2%	5.6%	6.8%

	Second	Year to
	Quarter	Date
Adjusted Results (a):	FY’10	FY’10
Operating income (loss)	$0.1	$(0.7)
Operating margin	0.8%	(2.1)%

(a)	Adjusted results are non-GAAP financial measures that exclude recoveries of restructuring charges of $2.5 million during each of the three and six months ended October 31, 2009 (see attached reconciliations). No restructuring costs were incurred during the three and six month ended October 31, 2008.
Fee revenue was $16.8 million in Q2 FY’10, a decrease of $12.3 million, or 41.5% on a constant currency basis (a decrease of 42.3% including the impact of exchange rates), from $29.1 million in Q2 FY’09. Reductions in fee revenue were driven by a 34.3% decrease in the number of engagements billed and to a lesser extent by an 11.5% decrease in the average fee per engagement billed.
The Q2 FY’10 operating income includes recovery of restructuring costs of $2.5 million, which primarily relates to lower facility lease costs than originally recorded; without which operating income would have been $0.1 million. Operating income was $2.6 million in Q2 FY’10 compared to operating income of $1.2 million in Q2 FY’09.

Outlook
Given the uncertain economic environment and labor markets, making a meaningful prediction about fee revenue and earnings remains challenging; however, assuming constant foreign exchange rates we expect Q3 FY’10 fee revenues will be $130 million to $145 million and diluted earnings per share to be in the range of $0.05 to $0.15.
Earnings Conference Call Webcast
The earnings conference call will be held today at 2:00 PM (EST) and hosted by Gary Burnison, Chief Executive Officer, Mike DiGregorio, Chief Financial Officer and Gregg Kvochak, Vice President of Finance. The conference call will be webcast and available online at www.kornferry.com, accessible through the Investor Relations section.

Korn/Ferry International (NYSE: KFY), with a presence throughout the Americas, Asia Pacific, Europe, the Middle East and Africa, is a premier global provider of talent management solutions. Based in Los Angeles, the firm delivers an array of solutions that help clients to attract, develop, retain and sustain their talent. Visit www.kornferry.com for more information on the Korn/Ferry International family of companies, and www.kornferryinstitute.com for thought leadership, intellectual property and research.

Forward-Looking Statements
Statements in this press release and our conference call that relate to future results and events (“forward-looking statements”) are based on Korn/Ferry’s current expectations. Readers are cautioned not to place undue reliance on such statements. Actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties that are beyond the control of Korn/Ferry. The potential risks and uncertainties relate to competition, the dependence on attracting and retaining qualified and experienced consultants, the portability of client relationships, local political or economic developments in or affecting countries where we have operations, including fluctuations in exchange rates, risks related to the growth and results of Futurestep, global economic developments, restrictions imposed by off-limits agreements, reliance on information systems, the successful integration of acquired businesses and employment liability risk. For a detailed description of risks and uncertainties that could cause differences, please refer to Korn/Ferry’s periodic filings with the Securities and Exchange Commission. Korn/Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Use of Non-GAAP Financial Measures
This press release contains financial information calculated other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). These non-GAAP financial measures include adjusted operating income (loss), operating margin, net income (loss), basic earnings (loss) per share and diluted earnings (loss) per share, adjusted to exclude restructuring charges, net of recoveries.
This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.
Management believes the presentation of non-GAAP financial measures in this press release provides meaningful supplemental information regarding Korn/Ferry’s performance by excluding certain charges that may not be indicative of Korn/Ferry’s ongoing operating results. The use of these non-GAAP financial measures facilitate comparisons to Korn/Ferry’s historical performance. Korn/Ferry includes these non-GAAP financial measures because management believes it is useful to investors in allowing for greater transparency with respect to supplemental information used by management in its evaluation of Korn/Ferry’s ongoing operations and financial and operational decision-making.
[Tables attached]

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2009	2008	2009	2008
	(unaudited)

Fee revenue	$140,145	$189,300	$256,948	$395,033
Reimbursed out-of-pocket engagement expenses	6,411	10,437	12,896	22,176

Total revenue	146,556	199,737	269,844	417,209

Compensation and benefits	102,076	129,748	192,461	271,871
General and administrative expenses	27,164	32,323	55,218	66,353
Out-of-pocket engagement expenses	9,464	13,297	18,253	28,030
Depreciation and amortization	2,860	2,881	5,689	5,713
Restructuring charges	2,774	—	20,957	—

Total operating expenses	144,338	178,249	292,578	371,967

Operating income (loss)	2,218	21,488	(22,734)	45,242

Interest and other income (loss), net	1,180	(1,184)	4,471	(804)

Income (loss) before provision (benefit) for income taxes and equity in earnings of unconsolidated subsidiaries	3,398	20,304	(18,263)	44,438
Provision (benefit) for income taxes	879	7,583	(6,486)	16,876
Equity in earnings of unconsolidated subsidiaries, net	226	839	249	1,902

Net income (loss)	$2,745	$13,560	$(11,528)	$29,464

Earnings (loss) per common share:
Basic	$0.06	$0.31	$(0.26)	$0.68

Diluted	$0.06	$0.30	$(0.26)	$0.66

Weighted-average common shares outstanding:
Basic	44,470	43,776	44,123	43,604

Diluted	45,291	44,676	44,123	44,590

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
EXCLUDING NON-GAAP ADJUSTMENTS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Six Months Ended
	October 31, 2009			October 31, 2009
	As Reported	Adjustments	As Adjusted	As Reported	Adjustments	As Adjusted

Fee revenue	$140,145		$140,145	$256,948		$256,948
Reimbursed out-of-pocket engagement expenses	6,411		6,411	12,896		12,896

Total revenue	146,556		146,556	269,844		269,844

Compensation and benefits	102,076		102,076	192,461		192,461
General and administrative expenses	27,164		27,164	55,218		55,218
Out-of-pocket engagement expenses	9,464		9,464	18,253		18,253
Depreciation and amortization	2,860		2,860	5,689		5,689
Restructuring charges	2,774	(2,774)	—	20,957	(20,957)	—

Total operating expenses	144,338	(2,774)	141,564	292,578	(20,957)	271,621

Operating income (loss)	2,218	2,774	4,992	(22,734)	20,957	(1,777)

Interest and other income, net	1,180		1,180	4,471		4,471

Income (loss) before provision (benefit) for income taxes and equity in earnings of unconsolidated subsidiaries	3,398	2,774	6,172	(18,263)	20,957	2,694
Provision (benefit) for income taxes (1)	879	1,260	2,139	(6,486)	7,442	956
Equity in earnings of unconsolidated subsidiaries, net	226		226	249		249

Net income (loss)	$2,745	$1,514	$4,259	$(11,528)	$13,515	$1,987

Earnings (loss) per common share:
Basic	$0.06		$0.10	$(0.26)		$0.05

Diluted	$0.06		$0.09	$(0.26)		$0.04

Weighted-average common shares outstanding:
Basic	44,470		44,470	44,123		44,123

Diluted	45,291		45,291	44,123		44,824

Explanation of Non-GAAP Adjustments
For the three and six months ended October 31, 2009:
(1)	Tax effect related to net operating expense adjustments

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES
FINANCIAL SUMMARY BY SEGMENT
(in thousands)
(unaudited)

	Three Months Ended				Six Months Ended
	October 31,				October 31,
	2009		2008		2009		2008

Fee Revenue:
Executive recruitment:
North America	$68,230		$91,697		$123,522		$185,671
EMEA	35,376		40,486		64,597		92,076
Asia Pacific	13,563		21,187		25,934		42,590
South America	6,122		6,828		10,567		14,413

Total executive recruitment	123,291		160,198		224,620		334,750
Futurestep	16,854		29,102		32,328		60,283

Total fee revenue	140,145		189,300		256,948		395,033
Reimbursed out-of-pocket engagement expenses	6,411		10,437		12,896		22,176

Total revenue	$146,556		$199,737		$269,844		$417,209

Adjusted Operating Income (Loss):
(Excluding Restructuring Charges)		Margin		Margin		Margin		Margin
Executive recruitment:
North America	$11,250	16.5%	$16,197	17.7%	$15,457	12.5%	$34,834	18.8%
EMEA	2,411	6.8%	5,910	14.6%	2,974	4.6%	14,396	15.6%
Asia Pacific	61	0.4%	3,267	15.4%	1,036	4.0%	6,743	15.8%
South America	1,202	19.6%	1,214	17.8%	516	4.9%	2,294	15.9%

Total executive recruitment	14,924	12.1%	26,588	16.6%	19,983	8.9%	58,267	17.4%
Futurestep	141	0.8%	1,221	4.2%	(674)	(2.1%)	4,076	6.8%
Corporate (1)	(10,073)		(6,321)		(21,086)		(17,101)

Total adjusted operating income (loss)	$4,992	3.6%	$21,488	11.4%	$(1,777)	(0.7%)	$45,242	11.5%

Restructuring Charges:
Executive recruitment:
North America	$(1,279)	(1.9%)	$—	0.0%	$(1,279)	(1.0%)	$—	0.0%
EMEA	6,615	18.7%	—	0.0%	24,798	38.4%	—	0.0%
Asia Pacific	87	0.6%	—	0.0%	87	0.3%	—	0.0%
South America	(173)	(2.9%)	—	0.0%	(173)	(1.6%)	—	0.0%

Total executive recruitment	5,250	4.3%	—	0.0%	23,433	10.4%	—	0.0%
Futurestep	(2,476)	(14.7%)	—	0.0%	(2,476)	(7.7%)	—	0.0%
Corporate	—		—		—		—

Total restructuring charges	$2,774	2.0%	$—	0.0%	$20,957	8.1%	$—	0.0%

Operating Income (Loss):		Margin		Margin		Margin		Margin
Executive recruitment:
North America	$12,529	18.4%	$16,197	17.7%	$16,736	13.5%	$34,834	18.8%
EMEA	(4,204)	(11.9%)	5,910	14.6%	(21,824)	(33.8%)	14,396	15.6%
Asia Pacific	(26)	(0.2%)	3,267	15.4%	949	3.7%	6,743	15.8%
South America	1,375	22.5%	1,214	17.8%	689	6.5%	2,294	15.9%

Total executive recruitment	9,674	7.8%	26,588	16.6%	(3,450)	(1.5%)	58,267	17.4%
Futurestep	2,617	15.5%	1,221	4.2%	1,802	5.6%	4,076	6.8%
Corporate (1)	(10,073)		(6,321)		(21,086)		(17,101)

Total operating income (loss)	$2,218	1.6%	$21,488	11.4%	$(22,734)	(8.8%)	$45,242	11.5%

(1)	Increase primarily due to $3.1 million and $2.7 million in expenses related to the change in amounts due under deferred compensation plans determined by an increase (or decrease) in market values, during the three and six months ended October 31, 2009, respectively.

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	October 31,	April 30,
	2009	2009
	(unaudited)
ASSETS
Cash and cash equivalents	$182,938	$255,000
Marketable securities	3,783	4,263
Receivables due from clients, net of allowance for doubtful accounts of $7,520 and $11,197, respectively	101,311	67,308
Income taxes and other receivables	8,066	9,001
Deferred income taxes	19,942	14,583
Prepaid expenses and other assets	29,306	21,442

Total current assets	345,346	371,597

Marketable securities, non-current	74,518	70,992
Property and equipment, net	26,578	27,970
Cash surrender value of company owned life insurance policies, net of loans	65,528	63,108
Deferred income taxes	46,894	45,141
Goodwill	164,936	133,331
Intangible assets, net	21,792	16,928
Investments and other assets	15,777	11,812

Total assets	$761,369	$740,879

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$8,904	$10,282
Income taxes payable	10,677	2,059
Compensation and benefits payable	88,065	116,705
Other accrued liabilities	50,418	44,301

Total current liabilities	158,064	173,347

Deferred compensation and other retirement plans	115,833	99,238
Other liabilities	13,104	9,195

Total liabilities	287,001	281,780

Stockholders’ equity
Common stock: $0.01 par value, 150,000 shares authorized, 57,404 and 56,185 shares issued and 45,760 and 44,729 shares outstanding, respectively	376,964	368,430
Retained earnings	73,394	84,922
Accumulated other comprehensive income, net	24,544	6,285

Stockholders’ equity	474,902	459,637
Less: notes receivable from stockholders	(534)	(538)

Total stockholders’ equity	474,368	459,099

Total liabilities and stockholders’ equity	$761,369	$740,879